SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
-------------------------------------------------------------------------------
                       DECEMBER  2, 2003 (DECEMBER 1, 2003)



                          CHESAPEAKE ENERGY CORPORATION
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



         OKLAHOMA                       1-13726                 73-1395733
-------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)        (IRS Employer
        of incorporation)                                   Identification No.)


   6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA              73118
-------------------------------------------------------------------------------
       (Address of principal executive offices)                  (Zip Code)



                                 (405) 848-8000
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on December 1, 2003. The following was included in the Press Release:


                    CHESAPEAKE ENERGY CORPORATION ANNOUNCES
               EXCHANGE OFFER FOR ITS 8-1/8% SENIOR NOTES DUE 2011

OKLAHOMA CITY, DECEMBER 1, 2003 - Chesapeake Energy Corporation (NYSE:CHK) (the "Company") today announced that it intends to offer to exchange (the "Offer") up to $500 million principal amount of its 8-1/8% Senior Notes due 2011 (the "2011 Notes") for new notes. Holders will have the option to select either new 7-3/4% Senior Notes due 2015 (the "2015 Notes") or new 6-7/8% Senior Notes due 2016 (the "2016 Notes"). The Company expects to commence the Offer later today.

Specifically, the Company intends to offer to issue $1,033.23 in principal amount of 2015 Notes for each $1,000 principal amount of 2011 Notes accepted by the Company or $1,107.68 in principal amount of 2016 Notes for each $1,000 principal amount of 2011 Notes accepted by the Company.

In addition, the Company intends to offer to pay an early tender payment of $10.00 in cash for each $1,000 principal amount of 2011 Notes validly tendered at or prior to 5:00 p.m., Eastern Standard Time, on December 12, 2003, if accepted by the Company.

Holders will not have to choose the same option for all the 2011 Notes that they tender. If more than $500 million in aggregate principal amount of the 2011 Notes is validly tendered and not withdrawn, the Company will accept tenders from holders on a pro rata basis. Accrued and unpaid interest due on all 2011 Notes accepted by the Company will be settled by adjusting the principal amount of 2015 Notes and 2016 Notes issued in the Offer for the value of net accrued interest.

The 2015 Notes to be issued in the Offer will be issued as additional notes of the same series as the Company's outstanding 7-3/4% senior notes due 2015 originally issued on December 20, 2002, of which $236.7 million aggregate principal amount is currently outstanding. The 2016 Notes to be issued in the Offer will be issued as additional notes of the same series as the Company's 6-7/8% senior notes due 2016 originally issued on November 26, 2003, of which $200 million aggregate principal amount is currently outstanding.

The Offer will expire at 12:00 midnight, Eastern Standard Time, on December 29, 2003, unless extended. The Offer will be subject to certain customary conditions. However, the Offer will not be subject to a minimum tender condition.

The Offer will be made pursuant to a prospectus that is filed as a part of a Registration Statement filed by the Company with the Securities and Exchange Commission on November 21, 2003 and as amended on December 1, 2003. Copies of the prospectus contained in the Registration Statement may be obtained, when made available, from the Information Agent for the Offer, D.F. King & Co., at 800-431-9633 (US toll-free) and 212-269-5550 (collect).

Banc of America Securities LLC, Deutsche Bank Securities and Lehman Brothers will act as joint lead dealer managers in connection with the Offer. Copies of the prospectus contained in the Registration Statement may also be obtained, when made available, from Banc of America Securities LLC, High Yield Special Products, at 888-292-0070 (US toll-free) and 704-388-4813 (collect), Deutsche Bank Securities, High Yield Capital Markets, 212-250-7466 (collect) or Lehman Brothers, 800-438-3242 (U.S. toll-free) and 212-528-7581 (collect).

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS INCLUDE ESTIMATES AND GIVE OUR CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. ALTHOUGH WE BELIEVE OUR FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES.

Chesapeake Energy Corporation is one of the six largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CHESAPEAKE ENERGY CORPORATION



                                          BY: /S/ AUBREY K. MCCLENDON
                                              ---------------------------------
                                                  AUBREY K. MCCLENDON
                                                Chairman of the Board and
                                                 Chief Executive Officer

Dated:        December 2, 2003